EXHIBIT 21

                              LIST OF SUBSIDIARIES

                                        JURISDICTION OF
             SUBSIDIARY                  INCORPORATION
-------------------------------------   ----------------
Austin Printing Company, Inc.........   Georgia
Bridgetown Printing Co...............   Texas
CGML General Partner, Inc............   Delaware
Chas. P. Young Company...............   Texas
Chas. P. Young Company, Inc. ........   New York
Clear Visions, Inc. .................   Texas
Columbia Color, Inc..................   California
Consolidated Eagle Press, Inc. ......   Texas
Consolidated Graphics Management,
  Inc. ..............................   Delaware
Consolidated Graphics Management II,
  Inc................................   Delaware
Consolidated Graphics Properties,
  Inc. ..............................   Texas
Consolidated Graphics Properties II,
  Inc. ..............................   Texas
Heath Printers, Inc. ................   Washington
Consolidated Mobility, Inc. .........   Texas
Courier Printing Company.............   Tennessee
Direct Color, Inc. ..................   California
Emerald City Graphics, Inc. .........   Washington
Fittje Bros. Printing Co., Inc.......   Colorado
Frederic Printing Company............   Colorado
Garner Publishing Company (d.b.a.
  Garner Printing)...................   Iowa
Georges & Shapiro Lithograph, Inc....   California
Geyer Printing Company, Inc..........   Pennsylvania
Gritz-Ritter Graphics, Inc. .........   Colorado
Grover Printing Company..............   Texas
Gulf Printing Company................   Texas
Heritage Graphics, Inc...............   Texas
Precision Litho, Inc. ...............   Texas
StorterChilds Printing Co., Inc......   Florida
Superb Printing Company..............   Texas
Superior Colour Graphics, Inc........   Michigan
Tewell Warren Printing Company.......   Texas
The Etheridge Company................   Michigan
The Jarvis Press, Inc. ..............   Texas
The John C. Otto Company, Inc........   Massachusetts
Theo. Davis Sons, Incorporated.......   North Carolina
Tucker Printers, Inc. ...............   Texas
Tulsa Litho Company..................   Oklahoma
Walnut Circle Press, Inc.............   North Carolina
Western Lithograph Company...........   Texas